UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 30, 2011 (August 29, 2011)
Universal Biosensors, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-52607	98-0424072
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

1 Corporate Avenue, Rowville, 3178, Victoria
Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)
+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry Into a Material Definitive Agreement
The following is a brief summary of the Amended and Restated License Agreement with LifeScan, Inc. and Amended and Restated Development and Research Agreement with Cilag GMBH International, complete copies of which are filed as exhibits hereto. The summary set forth herein is qualified in its entirety by reference to those agreements,
Amended and Restated License Agreement with LifeScan
On April 1, 2002 Universal Biosensors, Inc (“UBI”) entered into a license agreement with LifeScan, Inc (“LifeScan”) with respect to certain electrochemical cell technologies owned by LifeScan. The license agreement was amended in 2005 and 2007. UBS and LifeScan amended and restated the license agreement (“Amended and Restated License Agreement”) on August 29, 2011 and effective as of August 19, 2011, our wholly owned operating subsidiary Universal Biosensors Pty Ltd (“UBS”) was substituted as a party for UBI.
Pursuant to the Amended and Restated License Agreement, LifeScan grants UBS a worldwide, royalty free, exclusive license, with a right to sub-license to certain electrochemical cell patents and associated know how in all fields outside of LifeScan’s Field (“UBS Fields”). “LifeScan’s Field” is broadly diabetes. The exclusive license is subject to LifeScan having retained a non exclusive license to make, sell under or exploit the patents and associated know how in all fields including the UBS Fields. UBS owns the improvements to the patents and associated know how and has granted LifeScan and its affiliates a worldwide, royalty-free, irrevocable, non-exclusive license to make, have made, use, and sell under and exploit those improvements in LifeScan’s Field. UBS must use commercially reasonably efforts to use and exploit the exclusively license patents in the UBS Fields or potentially lose exclusivity in the Fields where it fails to do so.
Additionally, LifeScan grants UBS the following non exclusive licenses:
•	a worldwide, royalty free, non-exclusive license, with a right to sub-license in the UBS Fields to a number of patents with potential relevance to electrochemical cell technologies; and

•	a paid up-up, non exclusive license to all of LifeScan’s intellectual property in the LifeScan Field to enable UBS to provide development and supply services to LifeScan and its affiliates.
Additionally, LifeScan grants UBS a worldwide, perpetual, royalty free, paid up, exclusive license with the right to sublicense to all information, technology and developments developed jointly by UBS and LifeScan prior to 1 January 2008 (“Joint Know-How”) or developed solely by UBS prior to 1 January 2008 as part of the development and research program undertaken for LifeScan (“Universal Biosensors Know-How”), and patent applications and patents claiming Joint Know-How or Universal Biosensors Know-How developed prior to 1 January 2008 (but excluding patents for which LifeScan either declined the assignment of thereof from, or assigned back to, UBS) , in each case in the UBS Fields. Promptly after the amendment and restatement date, to the extent not previously transferred to LifeScan, UBS shall transfer to LifeScan all Joint Know-How or Universal Biosensors Know-How to LifeScan.
LifeScan also grants UBS a worldwide, perpetual, royalty free, paid up, exclusive license with the right to sublicense to certain patents relating mercaptoethane sulfonic acid coating technology, in the UBS Fields.
UBS grants LifeScan a perpetual, royalty free, paid up, worldwide, exclusive license with the right to sublicense to certain electrochemical strip patent technologies owned by UBS for use in LifeScan’s Field.
The Amended and Restated Agreement addresses the parties’ responsibilities regarding patent prosecution and maintenance and the management of infringement claims against third parties.
If UBS grants a sub-license (other than in connection with the grant of rights in connection with a Product) and UBS receives a lump sum, actual or minimum royalties payment from any sub-licence, 50% of such lump sum or royalties is payable to LifeScan as reimbursement of its patent fees and expense. Additionally UBI agrees to pay 50% of the historic and ongoing LifeScan patent fees after a first Commercial Sale of a Product in the UBS Fields embodying the LifeScan Acquired Patents which is developed by or on behalf of UBS alone or in collaboration with a third party in reimbursement of LifeScan patent fees and expenses. However, in no event shall UBS be obligated to pay, nor shall LifeScan be entitled to receive from UBS, cumulative amounts in excess of 50% of the cumulative patent fees and expenses paid by LifeScan in connection with the core electrochemical cell technology patents.
The Amended and Restated License is effective from 1 April 2002 and, unless terminated earlier would terminate on the last to expire of the all of the patents referenced in the agreement. The Amended and Restated License may be terminated by LifeScan:
•	in the event that UBS fails to use commercially reasonable efforts to commercialise and fails to provide evidence of its compliance within 90 days of written notice from LifeScan requiring it to do so;

•	if UBS is liquidated or wound up; or

•	if UBS is in persistent and material breach of its obligations and fails to remedy the breach within 90 days of written notice requiring it to do so.
Sublicenses granted by UBS will survive termination of the agreement and automatically become direct licenses by LifeScan to sub-licensees.
Amended and Restated Development and Research Agreement with LifeScan
On April 1, 2002 Universal Biosensors, Inc (“UBI”) entered into a development and research agreement with LifeScan, Inc (“LifeScan”). The development and research agreement was amended in 2002, 2004, 2005, 2007 and 2009. LifeScan assigned its interest in the development and research agreement to its affiliate, Cilag GMBH International (“Cilag”) on January 1, 2008.
UBS and Cilag amended and restated the development and research agreement on August 29, 2011 (“Development and Research Agreement”) and effective as of August 19, 2011, our wholly owned operating subsidiary Universal Biosensors Pty Ltd (“UBS”) was substituted as a party for UBI.
Pursuant to the Amended and Restated Development and Research Agreement, UBS agrees to use commercially reasonable efforts to undertake programs of contract research and development for Cilag as may be agreed from time to time. The development and research activities are supervised by a steering committee comprised of representatives from both Cilag/ LifeScan and UBS.
Intellectual property developed as part of the research after January 1, 2008 is owned by Cilag and Cilag will be responsible for prosecution and maintenance of the patents. Cilag grants UBS a perpetual, royalty free, exclusive, worldwide right and license, with the right to sublicense this developed intellectual property in all fields outside of LifeScan’s Field (“UBS Fields”). “LifeScan’s Field” is broadly diabetes.
In the event that Universal Biosensors makes a development of its own in the UBS Fields during the term of the agreement and UBS desires to license it to a third party, LifeScan must be notified of the development and has a first right of negotiation. The Amended and Restated D&R will automatically renew for successive one year periods on the same terms and conditions unless either party has given to the other party prior written notice of termination not less than 9 months prior to the end of the relevant one year period, in which case the Amended and Restated Development and Research Agreement will terminate at the end of the relevant one year period. The agreement may also be terminated if a party materially breaches the terms of the agreement and fails to remedy that breach within 30 days of the notice.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
10.1	Amended and Restated License Agreement between Universal Biosensors Pty Ltd and LifeScan, Inc.

10.2	Amended and Restated Development and Research Agreement between Universal Biosensors Pty Ltd and Cilag GMBH International
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.
Date: August 30, 2011	By:	/s/ Paul Wright
		Name:	Paul Wright
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated License Agreement between Universal Biosensors Pty Ltd and LifeScan, Inc. dated as of August 19, 2011

10.2	Amended and Restated Development and Research Agreement between Universal Biosensors Pty Ltd and Cilag GMBH International dated as of August 19, 2011